UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 2, 2009

IDENIX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-49839	45-0478605
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Hampshire Street Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

(617) 995-9800
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Idenix Pharmaceuticals, Inc. (“Idenix”) filed a registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission for the sale of up to $100,000,000 in shares of its common stock, which Registration Statement became effective on October 17, 2008.

On May 19, 2009, Idenix and Novartis Pharma, AG (“Novartis”) entered into an S-3 Financing Waiver and Consent (the “Waiver and Consent”) under which Novartis consented to the filing of the Registration Statement, waived its right to include shares of common stock in such Registration Statement, approved the issuance and sale by Idenix of new shares of common stock pursuant to the Registration Statement (such issuance and sale, the “S-3 Financing”) and waived its right to purchase a pro rata portion of such new shares.  In addition, pursuant to the Waiver and Consent, Idenix granted Novartis Pharma the right to designate an additional director to serve on its Board of Directors (the “Board”), including the right, for up to one year, to remove and replace such designee.  The Waiver and Consent is conditioned on Novartis’ holding not less than forty-three percent (43%) of the common stock outstanding immediately after completion of the S-3 Financing and is effective through December 31, 2010.

On June 2, 2009, upon recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Idenix, the Board elected Anthony Rosenberg as a director, to hold office until his successor is duly elected and qualified, or until his earlier resignation or removal.

Mr. Rosenberg is Head of Business Development and Licensing at Novartis.  Due to the nature of Mr. Rosenberg’s relationship with Novartis, he will not receive any compensation for his services as a director on the Board.

Relationship with Novartis Pharma AG

In May 2003, Idenix entered into a collaboration with Novartis relating to the worldwide development and commercialization of certain of its product candidates.  Idenix’s relationship with Novartis includes a number of arrangements that affect its corporate governance, including a stockholders’ agreement, as amended and restated in July 2004 in connection with Idenix’s initial public offering.  Regarding Board designees, under the stockholders’ agreement Idenix has:

•
agreed to use its reasonable best efforts to nominate for election as a director at least two designees of Novartis for so long as Novartis and its affiliates own at least 35% of Idenix’s voting stock and at least one designee of Novartis for so long as Novartis and its affiliates own at least 19.4% of Idenix’s voting stock;  and

•
agreed that for so long as any designee of Novartis serves on the Board, a Novartis director designee is entitled to be a member of each committee of the Board or a non-voting observer to any such committee, if such committee membership is barred by applicable law, rule or regulation.

The Waiver and Consent noted above does not amend or alter the arrangements set forth in the stockholders’ agreement relating to Board designees.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

99.1         S-3 Financing Waiver and Consent dated May 19, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

IDENIX PHARMACEUTICALS, INC.

Date: June 3, 2009	By:	/s/ Ronald C. Renaud, Jr.
Ronald C. Renaud, Jr.
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	S-3 Financing Waiver and Consent dated May 19, 2009.